Exhibit 99.1

Contact:
Patty Kehe
Corporate Secretary
Dynasil Corporation of America
Phone: 617.668.6855
pkehe@dynasil.com

Dynasil Corporation of America’s Board of Directors Approves Plan to Terminate Registration of Its Common Stock

NEWTON, MA, May 2, 2019 – Dynasil Corporation of America (Nasdaq:DYSL) today announced that a Special Committee of independent directors has recommended, and its Board of Directors has approved, a plan to cease the registration of the Company’s common stock under the federal securities laws following the completion of a proposed reverse stock split transaction and to delist its shares of common stock from trading on the Nasdaq Capital Market. It is expected that this plan would be effectuated in late summer 2019, subject to Dynasil’s stockholders approving the proposed reverse stock split at a Special Meeting of Stockholders to be held for that purpose, as described below.

Dynasil is taking these steps to avoid the substantial cost and expense of being a public reporting company and to focus the Company’s resources on enhancing long-term stockholder value. The Company anticipates savings exceeding $900,000 on an annual basis as a result of the proposed deregistration and delisting transaction.

The proposed reverse stock split is a 1-for-8,000 split, in which holders of less than 8,000 shares of the Company’s common stock would be cashed out at a price of $1.15 per share for their fractional shares. Such price represents a premium above the common stock’s closing price on May 1, 2019 and is supported by a fairness opinion by Mirus Capital Advisors Inc., whom the Special Committee engaged for such purpose. Stockholders owning 8,000 or more shares of the Company’s common stock prior to the reverse stock split would remain stockholders in Dynasil, which would no longer be encumbered by the expenses and distraction of a public reporting company. The number of shares they would own following the proposed transaction would be unchanged, as immediately after the reverse stock split a forward split of 8,000-for-1 would be applied to the continuing stockholders, negating any effects to them. Dynasil estimates that approximately 1.4 million shares (or less than 8% of the shares of its common stock currently outstanding) would be cashed out in the proposed transaction and the aggregate cost to the Company of the proposed transaction would be approximately $1.6 million, plus transaction expenses, which are estimated to be approximately $650,000. Dynasil intends to fund such costs using cash-on-hand and borrowings available under its existing credit facilities.

Dynasil’s Board of Directors has determined the proposed transaction is in the best interests of all of the Company’s stockholders. Dynasil currently realizes none of the traditional benefits of public company status, yet incurs all of the significant annual expenses and indirect costs associated with being a public company. Without its public company status, Dynasil would have an ongoing cost structure befitting its current and foreseeable scale of operations and its management would be able to have an increased focus on core operations. The purpose of the reverse stock split is to (i) help Dynasil stay below 300 record holders of its common stock, which is the level at which SEC public reporting obligations are required, (ii) offer liquidity to smaller stockholders at $1.15 per share without a brokerage commission and (iii) provide all stockholders the opportunity to vote on this matter. Among the factors considered by Dynasil’s Board of Directors were:

•	the significant ongoing costs and management time and effort involved in the Company remaining a public company, including the preparation and filing of periodic and other reports with the SEC and compliance with Sarbanes-Oxley Act and other applicable requirements;

•	the limited trading volume and liquidity of the Company’s common stock;

•	the business and operations of the Company are expected to continue substantially as presently conducted, except without the burden of public company costs;

•	enabling the Company’s stockholders with the smallest holdings, who represent a disproportionately large number of the record holders of Company’s common stock, to liquidate their holdings in the Company’s common stock and receive a premium over current market prices without incurring brokerage commissions;

•	the determination of Mirus Capital Advisors Inc., independent fairness opinion provider to the Special Committee, that the transaction consideration for the fractional shares is fair from a financial point of view to the unaffiliated stockholders; and

•	as a result of the deregistration and delisting, the ability of the Company’s management and employees to focus their time, effort and resources on the Company’s long-term growth and increasing long-term stockholder value.

Subject to regulatory clearance of the Company’s proxy statement to be filed relating to the proposed stock splits and stockholder approval thereof, it is anticipated that the proposed transaction would become effective shortly after the Special Meeting of Stockholders, which is expected to be held in the summer of 2019. Approval of the proposed transaction requires the affirmative vote of a majority of the shares cast (represented in person or by proxy) and entitled to vote at the Special Meeting. As of May 1, 2019, the Company’s directors and executive officers owned approximately 37% of the issued and outstanding shares of the Company’s common stock and are expected to vote “FOR” the transaction.

Promptly after the Special Meeting, the Company expects to terminate the registration of its common stock with the SEC and delist its common stock from the Nasdaq Capital Market. As a result, at such time, (i) the Company would cease to file annual, quarterly, current and other reports and documents with the SEC, and stockholders would cease to receive annual reports and proxy statements, and (ii) the Company’s common stock would no longer be listed on the Nasdaq Capital Market.

If consummated, the proposed stock splits would apply directly only to record holders of the Company’s common stock. Persons who hold shares of common stock in “street name” are encouraged to contact their bank, broker or other nominee for information on how the proposed transaction may affect any shares of the Company’s common stock held for their account.

The Board reserves the right to change the ratio of the reverse stock split to the extent it believes it is necessary or desirable in order to accomplish the Company’s goal of staying below 300 record holders. The Board may also abandon the proposed reverse stock split at any time prior to the completion of the proposed transaction if it believes the proposed transaction is no longer in the best interests of the Company or its stockholders.

Additional Information and Where to Find It

THIS PRESS RELEASE IS ONLY A BRIEF DESCRIPTION OF THE PROPOSED TRANSACTION. IT IS NOT A REQUEST FOR OR SOLICITATION OF A PROXY OR AN OFFER TO ACQUIRE OR SELL ANY SHARES OF COMMON STOCK. THE COMPANY INTENDS TO FILE A PROXY STATEMENT AND OTHER REQUIRED MATERIALS, INCLUDING A SCHEDULE 13E-3, WITH THE SEC CONCERNING THE PROPOSED STOCK SPLITS. A COPY OF ALL FINAL PROXY MATERIALS WILL BE SENT TO STOCKHOLDERS PRIOR TO A SPECIAL MEETING OF STOCKHOLDERS AT WHICH THE COMPANY’S STOCKHOLDERS WILL BE ASKED TO VOTE ON THE PROPOSALS DESCRIBED IN THE MATERIALS PROVIDED BY THE COMPANY. THE COMPANY URGES ALL STOCKHOLDERS TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AS WELL AS ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THOSE DOCUMENTS WILL INCLUDE IMPORTANT INFORMATION. A FREE COPY OF ALL MATERIALS THE COMPANY FILES WITH THE SEC, INCLUDING THE COMPANY’S SCHEDULE 13E-3 AND PROXY STATEMENT, WILL BE AVAILABLE AT NO COST ON THE SEC’S WEBSITE AT WWW.SEC.GOV. WHEN THOSE DOCUMENTS BECOME AVAILABLE, THE PROXY STATEMENT AND OTHER DOCUMENTS FILED BY THE COMPANY MAY ALSO BE OBTAINED WITHOUT CHARGE BY DIRECTING A REQUEST TO DYNASIL CORPORATION OF AMERICA, 313 WASHINGTON STREET, SUITE 403 NEWTON, MASSACHUSETTS 02458, ATTENTION: SECRETARY.

Dynasil and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information concerning such participants is set forth in the proxy statement for Dynasil’s 2019 annual meeting of stockholders, which was filed with the SEC on Schedule 14A on January 10, 2019. To the extent that holdings of Dynasil’s securities have changed since the amounts printed in Dynasil’s proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement to be filed by Dynasil with the SEC in connection with the proposed transaction.

About Dynasil Corporation of America

Dynasil Corporation of America develops, markets, manufactures, and sells detection, sensing, and analysis technology and optical components in the United States, Europe, and internationally. It operates through three segments: Optics, Innovation and Development, and Biomedical. The Optics segment supplies synthetic crystals, optical materials, components, and coatings that are used in devices, such as baggage scanners, medical imaging systems, optical instruments, lasers, analytical instruments, automotive components, semiconductor/electronic devices, spacecraft/aircraft components, and advertising displays in the medical, industrial, and homeland security/defense sectors. The Innovation and Development segment develops advanced technology in materials, sensors, and prototype instruments that detect or measure radiation, light, magnetism, or sound for use in security, medical, and industrial applications. The Biomedical segment engages in the development of tissue sealant products. The Company distributes its products through direct sales and marketing staff, as well as through manufacturer's representatives and distributors. Dynasil Corporation of America was founded in 1960 and is headquartered in Newton, Massachusetts.

Forward-Looking Statements

This press release may contain forward-looking statements that are being made pursuant to the Private Securities Litigation Reform Act of 1995, which provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information so long as those statements are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Such forward-looking statements include statements about the perceived benefits and costs of the proposed transaction, the number of shares of the Company’s common stock that are expected to be cashed out in the proposed transaction and the timing and stockholder approval of the proposed transaction. Such forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in such forward-looking statements. Accordingly, actual results may differ materially from such forward-looking statements. The forward-looking statements relating to the transaction discussed above are based on the Company’s current expectations, assumptions, estimates and projections about the Company and involve significant risks and uncertainties, including the many variables that may impact the Company’s projected cost savings, variables and risks related to consummation of the proposed transaction, SEC regulatory review of the Company’s filings related to the proposed transaction, and the continuing determination of the Board of Directors and Special Committee that the proposed transaction is in the best interests of all stockholders. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.